UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2012

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 North Radnor-Chester Rd, Suite F-200	19087

(Address of Principal Executive Offices) (Zip Code)

(610) 977-2482

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 11, 2012, Universal Business Payment Solutions Acquisition Corporation (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that Nasdaq believes the Company is not in compliance with Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”), which requires the Company to have at least 300 public holders.

The Company has 45 days in which to submit a plan to regain compliance with the Minimum Public Holders Rule. If the plan is accepted by Nasdaq, Nasdaq can grant an extension of up to 180 days from the date of the letter for the Company to demonstrate compliance with the Minimum Public Holders Rule. If Nasdaq does not accept the plan, the Company has the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

The letter did not indicate non-compliance with any other listing requirement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2012

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

By:	/s/ Bipin C. Shah
Name: Bipin C. Shah Title: Chairman and Chief Executive Officer

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